UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 24, 2011

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

On October 24, 2011, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three and nine months ended September 30, 2011.  A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park’s performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share.  Management has included in the Financial Results News Release information relating to the return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share for the three and nine-month periods ended September 30, 2011 and 2010.  For purposes of calculating the return on average tangible common equity, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average stockholders’ equity during the applicable period less (i) average goodwill and other intangible assets during the applicable period and (ii) average preferred stock during the applicable period. For the purpose of calculating the return on average tangible assets, a non-GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period.  Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period.  For the purpose of calculating the ratio of tangible common equity to tangible assets, a non-GAAP financial measure, tangible common equity is divided by tangible assets.  Tangible common equity equals stockholders’ equity less preferred stock and goodwill and other intangible assets.  Tangible assets equals total assets less goodwill and other intangible assets.  For the purpose of calculating tangible common book value per common share, a non-GAAP financial measure, tangible common equity is divided by common shares outstanding at period end.  Management believes that the disclosure of return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park’s operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and, in the case of return on average common equity and tangible common book value per common share, the impact of preferred stock.  In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average stockholders’ equity, average tangible assets to average assets, tangible common equity to stockholders’ equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share are substitutes for return on average equity, return on average assets, the ratio of common equity to total assets and common book value per common share, respectively, as determined by GAAP.

Item 7.01 — Regulation FD Disclosure

The following is a discussion of the financial results for the three and nine months ended September 30, 2011, and a comparison of these results to the guidance previously provided within the Annual Report for the fiscal year ended December 31, 2010 (the “Annual Report”), the Form 10-Q for the quarterly period ended March 31, 2011 (“First Quarter 10-Q”), and the Form 10-Q for the quarterly period ended June 30, 2011 (“Second Quarter 10-Q”). Management also has added its initial guidance for the twelve months ending December 31, 2012.

Net Interest Income:

For the first nine months of 2011, net interest income was $207.0 million compared to $205.5 million for the same period in 2010.  For the three months ended September 30, 2011, net interest income was $67.6 million compared to $69.4 million for the same period in 2010.  On page 38 of the Annual Report, management projected that net interest income for the year ending December 31, 2011 would be between $268 million and $278 million.  Management’s latest projection, as of the date of this Current Report on Form 8-K, forecasts net interest income of approximately $65 million for the fourth quarter of 2011 and approximately $272 million for all of 2011.  For 2012, management expects that if interest rates continue to stay at these very low levels, net interest income will decrease.  Management’s current projection for 2012 forecasts that net interest income will be within the middle of the range of $255 million to $265 million, if interest rates remain at the present level.  This forecast for 2012 projects a net interest margin of approximately 3.90%.

Net Loan Charge-Offs and Provision for Loan Losses:

For the first nine months of 2011, the provision for loan losses was $55.9 million compared to $44.5 million for the same period in 2010.  For the third quarter of 2011, the provision for loan losses was $18.5 million compared to $14.7 million for the same period in 2010.  For the first nine months of 2011, net loan charge-offs for Park were approximately $77.1 million compared to $43.8 million of net loan charge-offs for the same period in 2010.  For the third quarter of 2011, net loan charge-offs were $28.5 million compared to $18.0 million for the same period in 2010.  The following table provides a history of the Allowance for Loan and Lease Losses (“ALLL”), as well as details related to general reserve and specific reserve levels as of the end of the three quarterly periods in 2011 and the previous two years:

(dollars in thousands)	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2009
Vision Specific Reserve	$18,383	$18,678	$33,544	$30,483	$29,225
Ohio Specific Reserve
Ohio impaired loans	7,496	4,117	4,710	5,475	5,392
Vision Bank participations	7,396	10,015	9,033	7,501	2,104
Total Specific Reserve	$33,275	$32,810	$47,287	$43,459	$36,721
General Reserve	66,973	77,377	79,572	77,938	79,996
Total ALLL	$100,248	$110,187	$126,859	$121,397	$116,717
General Reserve as a % of non-impaired loans	1.49%	1.72%	1.76%	1.74%	1.80%

As previously disclosed in the Form 8-K dated July 25, 2011, management determined that it was appropriate to charge-off, at June 30, 2011, certain of the specific reserves previously established on impaired commercial loans at Vision Bank. Of the $47.3 million of specific reserves at March 31, 2011, management determined it was appropriate to charge-off $29.3 million in the second quarter of 2011. At September 30, 2011, specific reserves of $33.3 million is consistent with specific reserves as of June 30, 2011.  However, general reserves have declined by approximately $10 million from levels at June 30, 2011 and periods previous. This is due to sustained declines in both new nonaccrual loan levels (see table below) and commercial land and development (CL and D) loans at Vision Bank. CL and D loans have declined by approximately 40% in 2011, with total outstanding balances of approximately $102 million at September 30, 2011, compared to approximately $172 million at December 31, 2010.

During the first nine months of 2011, new nonaccrual loans for Park were approximately $65.0 million, compared to $95.2 million for the same period in 2010. For all of 2010, new nonaccrual loans were approximately $175.2 million.  Management expects new nonaccrual loans will continue to be well below levels experienced in 2009 and 2010.  The following table shows new nonaccrual loans for the first three quarters of 2011 and the two previous years.

New nonaccrual loan information (in thousands):	September 30, 2011	June 30, 2011	March 31, 2011	2010	2009
Nonaccrual loans, beginning of period	$238,690	$278,819	$289,268	$233,544	$159,512
New nonaccrual loans - Ohio-based operations	19,354	22,439	8,674	85,081	57,641
New nonaccrual loans - Vision Bank	5,543	2,980	5,994	90,094	126,540
Resolved nonaccrual loans	49,221	65,548	25,117	119,451	110,149

Nonaccrual loans, end of period	$214,366	$238,690	$278,819	$289,268	$233,544

On page 40 of the Annual Report, management projected that the provision for loan losses would be within the range from $47 million to $57 million for 2011.  On page 48 of the Second Quarter 10-Q, management increased the estimated range and projected that the provision for loan losses for the year ending December 31, 2011 would be approximately $56 million to $66 million.  The increase in the projection for 2011 was due to management’s typical quarterly procedures and was primarily a result of higher provisions at Vision Bank.  The latest projection for 2011 anticipates another increase to the range for the loan loss provision to $65 million to $70 million. The latest increase in the projection for 2011 was primarily based on increases in specific reserves in Vision Bank’s impaired commercial loans due to new appraisals received in 2011 that showed declines in the estimated value of collateral. For the twelve months ending December 31, 2012, management currently projects the loan loss provision to be within the range of $30 million to $35 million. The significant projected reduction in the loan loss provision for 2012, of approximately $35 million, is forecast to be primarily at Vision Bank.  The following table provides detail on the expected provision expense for 2011 and 2012.

		Forecast
(in thousands)	Actual September 2011	Fourth Quarter 2011	Total 2011	Total 2012
Vision Bank	$35,400	$6,000	$41,400	$13,000

Park Ohio	20,525	6,000	26,525	20,000

Total	$55,925	$12,000	$67,925	$33,000

Management believes that the provision expense will significantly decline at Vision Bank during 2012 for the following reasons:

•	The level of new nonaccrual loans is expected to continue to be very low in 2012.

•
Provision expense pertaining to the write-down or reserving for nonaccrual loans is expected to dramatically decrease as most of the real estate collateral has been re-appraised in 2011.  Management does not believe that new appraisals in 2012 will indicate that collateral values have continued to significantly decline.

•	Management expects to see an increase in recoveries of previously charged-off loans as our third party collection efforts continue.

Other Income:

For the first nine months of 2011, total other income was $43.3 million compared to $50.9 million for the same period in 2010, excluding, in each case, gains from the sale of securities.  For the third quarter of 2011, total other income was $16.9 million compared to $17.5 million for the same period in 2010.  On page 39 of the Annual Report, management projected that other income, excluding gains from the sale of securities, would be within the range of $63 million to $67 million.  Subsequently, on page 49 of the Second Quarter 10-Q, management stated that the latest projection for other income for 2011 would be between $58 million and $62 million.  Management’s latest projection forecasts total other income of approximately $18 million during the fourth quarter and approximately $61 million for 2011.

For the first nine months of 2011, Park has recognized approximately $11.3 million from the devaluations of other real estate owned “OREO”, with amounts of $1.7 million, $5.3 million, and $4.3 million in the third, second, and first quarters of 2011, respectively.  Management does not expect significant OREO devaluations in the last quarter of 2011.  These devaluations of OREO in 2011, of $11.3 million are the primary reason why total other income for 2011 is expected to be below the original forecasted range in our Annual Report.  Management believes that the devaluations of OREO in 2012 will be much lower as real estate values have largely stabilized in the markets where Vision Bank operates.  Management expects total other income for the year ending December 31, 2012 to be within the range of $65 million to $69 million.

Gain on Sale of Securities:

Gains from the sale of investment securities were $3.5 million for the third quarter of 2011 and $25.5 million for the first nine months of 2011.  By comparison, there were no gains or losses from the sale of investment securities in the third quarter of 2010 and gains were $11.8 million for the first three quarters of 2010.

All of the investment securities sold in 2011 have been U.S. Government sponsored entity mortgage-backed securities. The following table provides a summary of the gains realized from the sale of investment securities in 2011.

(in thousands)	Amortized Cost	Book Yield	Sales Proceeds	Yield to Buyer	Gain
Third Quarter	$212,799	2.60%	$216,264	2.03%	$3,465
Second Quarter	191,037	5.25%	206,399	1.92%	15,362
First Quarter	105,444	5.02%	112,079	2.10%	6,635

Total	$509,280	4.10%	$534,742	2.00%	$25,462

Management does not currently plan on selling additional investment securities in the fourth quarter of 2011 or in 2012.  However, Park did have unrealized gains of approximately $22.1 million in mortgage-backed securities (which are classified as available for sale), at September 30, 2011.

Other Expense:

Total other expense was $139 million for the first nine months of 2011 compared to $140.6 million for the same period in 2010.  For the three months ended September 30, 2011, total other expense was $45.6 million compared to $45.7 million for the same period in 2010.  On page 39 of the Annual Report, management projected other expense would be approximately $183 million to $187 million for 2011.  This projection remains unchanged as of the date of this Current Report on Form 8-K.  For the twelve months ending December 31, 2012, management expects total other expense to be within the range of $184 million to $188 million.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Current Report on Form 8-K contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park’s loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park’s ability to sell OREO properties at prices as favorable as anticipated; Park’s ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial institutions increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of fiscal and governmental policies of the United States federal government; demand for loans in the respective market areas served by Park and its subsidiaries, and other risk factors relating to the banking industry as detailed from time to time in Park’s reports filed with the Securities and Exchange Commission including those described in “Item 1A. Risk Factors” of Part I of Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in “Item 1A. Risk Factors” of Part II of Park’s Quarterly Report on Form 10-Q for the period ended June 30, 2011.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 – Other Events

Regulatory Examination Findings Update

Management of Vision Bank received reports of examination from the Federal Deposit Insurance Corporation (“FDIC”) and the Office of Financial Regulation (“OFR”) on August 1, 2011 and August 29, 2011, respectively.  The FDIC and the OFR have taken exception to approximately $18 million of expected cash flows from guarantors underlying certain impaired commercial loans, which had been incorporated into our analysis of the allowance for loan losses at Vision Bank.  Additionally, Park received the report of inspection from the Federal Reserve Bank of Cleveland on September 14, 2011, whose findings as of their June 30, 2011 inspection date were consistent regarding the use of cash flows expected from guarantors in management’s impairment analysis under ASC 310. Management intends to appeal the findings from the FDIC, OFR and Federal Reserve Bank of Cleveland. It remains possible that management could be required to re-file the December 31, 2010 call report for Vision Bank if we are unsuccessful upon appeal.

As a result of the preliminary examination findings communicated by the FDIC and OFR, management initiated a thorough review of those cash flows expected from guarantors and incorporated into our impairment analysis for certain impaired commercial loans at Vision Bank as of December 31, 2010. As a result of this review, management determined no changes were necessary to the Company’s statements of condition or results of operations as of and for the fiscal year ended December 31, 2010.

As of September 30, 2011, the amount of cash flows expected from guarantors underlying the impaired commercial loans identified by the FDIC and OFR has been reduced to approximately $9.0 million from the original amount of approximately $18.0 million.

Item 9.01 – Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on October 24, 2011 addressing operating results for the three and nine months ended September 30, 2011.

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: October 24, 2011	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated October 24, 2011

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on October 24, 2011 addressing operating results for the three and nine months ended September 30, 2011.